Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SUGEN, Inc. 1992 Stock Option Plan and the SUGEN, Inc. 1994 Non-Employee Directors' Stock Option Plan of our report dated February 5, 1998, with respect to the financial statements of SUGEN, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP

Palo Alto, California
September 25, 1998


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